Hotchkis and Wiley Funds
Distribution Plan

The following Distribution Plan (the “Plan”) has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), by the Board of Trustees of the Hotchkis and Wiley Funds (the “Trust”), on behalf of the Funds listed on Appendix A, as such Appendix may be amended from time to time (each a “Fund” and, collectively, the “Funds”), each a series of the Trust.

Fund assets may be used to pay distribution-related expenses only pursuant to a plan that includes the provisions required by Rule 12b-1 and that has been approved by a majority of the Trust’s Board of Trustees, including a majority of the Trustees who are Qualified Trustees of the Trust (as defined below).  No payments will be authorized for distribution-related expenses from Fund assets except pursuant to the Plan.  In approving the Plan, the Trustees determined that in the exercise of their reasonable business judgment and in light of their fiduciary duties, that there is a reasonable likelihood that the Plan will benefit each Fund and its shareholders.

Section 1.     The Trust, on behalf of each class of each Fund, may pay to the principal underwriter or other person (including the investment adviser to the Funds) designated by the Board of Trustees (the “Distribution Coordinator”), as compensation for services or other activities that are primarily intended to result in the sale of shares, or reimbursement for expenses incurred in connection with services or other activities that are primarily intended to result in the sale of shares, including, but not limited to, advertising, compensation to underwriters, dealers and selling personnel, the printing and mailing of prospectuses to other than current Fund shareholders, and the printing and mailing of sales literature, a monthly amount that is no higher than the annual rates as set forth on Appendix A.  Subject to such maximum annual rates, the actual amount payable to the Distribution Coordinator shall be determined from time to time by mutual agreement between the Trust and the Distribution Coordinator.  The Distribution Coordinator may enter into selling agreements with one or more selling agents under which such agents may receive compensation for distribution-related services from the Distribution Coordinator, including, but not limited to, commissions or other payments to such agents based on the average daily net assets of Fund shares attributable to them.  The Distribution Coordinator may retain any portion of the amount payable hereunder to compensate it for distribution-related services provided by it or to reimburse it for other distribution-related expenses.

Section 2.     The Plan shall be effective with respect to each class of a Fund listed on Appendix A (or each class of a Fund added to Appendix A from time to time): (a) on the date upon which it is approved for such class (i) by vote of a majority of the Trustees of the Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on the approval of the Plan for such class, and (ii) by at least a majority of the outstanding voting securities of the class or Fund, if required; or (b) on the date the class commences operations, if such date is later.

Section 3.     Unless earlier terminated, the Plan and each related agreement shall continue in effect for a period of one year from its respective effective date and shall continue thereafter for successive annual periods, provided that such Plan and any related agreement(s) are approved at least annually by vote of a majority of the Trustees of the Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such approval.

CHICAGO/#2877980.3

Section 4.      So long as the Plan is in effect, the Trust shall provide, or shall cause the Distribution Coordinator to provide, to the Trust’s Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended by the Trust under the Plan and each related agreement and the purposes for which such expenditures were made.

Section 5.     All agreements related to the Plan shall be in writing and shall be approved by vote of a majority of the Trustees of the Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such approval.  Any agreement related to the Plan shall provide:

A.
That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of such class of such Fund, on not more than 60 days’ written notice to any other party to the agreement; and

B.	That such agreement shall terminate automatically in the event of its assignment.

Section 6.     The Plan may not be amended to increase materially the amount that may be expended by a class of a Fund pursuant to the Plan without the approval by a vote of a majority of the outstanding voting securities of such class of such Fund, and no material amendment to the Plan shall be made unless approved by vote of a majority of the Trustees of the Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such approval.

Section 7.      The Plan may be terminated with respect to any class at any time by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the class.

Section 8.     While the Plan is in effect, the selection and nomination of each Trustee who is not an interested person of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

Section 9.     Each Fund also may make payments hereunder for distribution and shareholder servicing activities performed by financial intermediaries such as brokers, dealers, financial consultants, retirement plans and mutual fund supermarkets.  To the extent any payments made by the Fund pursuant to a Shareholder Servicing Plan and Servicing Agreement are deemed to be payments for the financing of any activity primarily intended to result in the sale of shares within the context of Rule 12b‑l under the 1940 Act, such payments shall be deemed to have been approved pursuant to the Plan.  Notwithstanding anything herein to the contrary, no Fund or class of shares shall be obligated to make any payments under the Plan that exceed the maximum amounts payable under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.

Section 10.     The Trust shall preserve copies of the Plan, each related agreement and each written report presented to the Trust’s Board of Trustees pursuant to Section 4 hereof, for a period of not less than six years from the date of the Plan, agreement or report, as the case may be, the first two years in an easily accessible place.

Section 11.     The provisions of the Plan are severable for each class of each Fund listed in Appendix A, and whenever any action is to be taken with respect to the Plan, such action shall be taken separately for each such class affected.

CHICAGO/#2877980.3

Section 12.     As used in the Plan, (a) the terms “assignment”, “interested person” and “vote of a majority of the outstanding voting securities” shall have the respective meanings given them in the 1940 Act and the rules and regulations thereunder, subject to such exemption or interpretation as may be provided by the Securities and Exchange Commission or the staff thereof, and (b) the term “Qualified Trustees” shall mean the Trustees of the Trust who (i) are not “interested persons” of the Trust and (ii) have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan.  The agreement between the Trust and its principal underwriter shall be considered to be an agreement related to the Plan.  The agreement(s) between the Distribution Coordinator and any selling agents shall not be considered to be agreements related to the Plan.

Adopted	July 25, 2002
Amended	October 30, 2002
August 28, 2003
July 28, 2005
February 5, 2009
November 17, 2010
November 19, 2012
May 14, 2014
November 17, 2015
February 14, 2017

CHICAGO/#2877980.3

HOTCHKIS AND WILEY FUNDS

DISTRIBUTION PLAN

APPENDIX A
(Amended February [__], 2017)

Funds and Share Classes	Maximum Rule 12b‑1 Fee
Large Cap Value Fund
Class A	0.25
Class C	1.00
Class R	0.50
Class T	0.25
Mid-Cap Value Fund
Class A	0.25
Class C	1.00
Class R	0.50
Class T	0.25
Small Cap Value Fund
Class A	0.25
Class C	1.00
Class T	0.25
Value Opportunities Fund*
Class A	0.25
Class C	1.00
Class T	0.25
Diversified Value Fund**
Class A	0.25
Class C	1.00
Class T	0.25
High Yield Fund
Class A	0.25
Class C	1.00
Class T	0.25
Capital Income Fund
Class A	0.25
Class C	1.00
Class T	0.25
Global Value Fund
Class A	0.25
Class C	1.00
Class T	0.25
Small Cap Diversified Value Fund
Class A	0.25
Class C	1.00
Class T	0.25

CHICAGO/#2877980.3

International Value Fund
Class A	0.25
Class C	1.00
Class T	0.25

* Formerly All Cap Value Fund
** Formerly Core Value Fund

CHICAGO/#2877980.3